   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998
                                                     REGISTRATION NO. 333-46107
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                                   ATG INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

           CALIFORNIA                             4955                        94-2657762
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                            47375 FREMONT BOULEVARD
                           FREMONT, CALIFORNIA 94538
                                (510) 490-3008
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                                DOREEN M. CHIU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   ATG INC.
                            47375 FREMONT BOULEVARD
                           FREMONT, CALIFORNIA 94538
                                (510) 490-3008
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                      OF REGISTRANT'S AGENT FOR SERVICE)

                         COPIES OF COMMUNICATIONS TO:

    BRIAN A. SULLIVAN, ESQ.                  WILLIAM W. BARKER, ESQ.                   RICHARD A. PEERS, ESQ.
        MILLER & HOLGUIN                     DAVID K. RITENOUR, ESQ.                  CHRISTINA L. VAIL, ESQ.
     1801 CENTURY PARK EAST                    GRAHAM & JAMES LLP                 HELLER EHRMAN WHITE & MCAULIFFE
         SEVENTH FLOOR                801 SOUTH FIGUEROA STREET, SUITE 1400           525 UNIVERSITY AVENUE
LOS ANGELES, CALIFORNIA 90067-2302      LOS ANGELES, CALIFORNIA 90017-5554        PALO ALTO, CALIFORNIA 94301-1900
   TELEPHONE: (310) 556-1990                TELEPHONE: (213) 624-2500                TELEPHONE: (650) 324-7000
   FACSIMILE: (310) 557-2205                FACSIMILE: (213) 623-4581                FACSIMILE: (650) 324-0638

                                --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                           PROPOSED        PROPOSED
                                            AMOUNT         MAXIMUM          MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              TO BE       OFFERING PRICE     AGGREGATE     REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED(1)    PER SHARE(2)  OFFERING PRICE(2)    FEE(3)
-----------------------------------------------------------------------------------------------------
Common Stock.........................  1,955,000 Shares     $10.00        $19,550,000       $5,768
=====================================================================================================

(1) Includes 255,000 shares that the Underwriters may purchase from the Registrant to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act.
(3) The registration fee was paid by the Registrant in connection with the filing of its Registration Statement on Form S-1 with the Securities and Exchange Commission on February 11, 1998.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth an itemized statement of all expenses to be incurred in connection with the issuance and distribution of the securities that are the subject of this Registration Statement other than underwriting discounts and commissions. All expenses incurred with respect to the distribution will be paid by the Company, and such amounts, other than the Securities and Exchange Commission registration fee and the NASD filing fee, are estimates only.

   Securities and Exchange Commission registration fee.............. $    5,768
   NASD filing fee..................................................      2,455
   Nasdaq National Market listing fee...............................     87,000
   Printing and engraving expenses..................................    150,000
   Transfer agent and registrar fees................................     10,000
   Legal fees and expenses..........................................    300,000
   Accounting fees and expenses.....................................    200,000
   "Blue sky" fees and expenses.....................................     15,000
   Directors and Officers Insurance.................................    100,000
   Representative's non-accountable expense allowance...............    255,000
   Other expenses...................................................     24,777
                                                                     ----------
       Total........................................................ $1,150,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Articles of Incorporation ("Articles") provide that, pursuant to the California Corporations Code, the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by, or in the right of, the Company for breach of a director's duties to the Company or its shareholders. This provision in the Articles does not eliminate the directors' fiduciary duty and does not apply for certain liabilities: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit;
(iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision also does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

  Section 317 of the California Corporations Code ("Section 317") provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

  Section 317 also provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

  Section 317 provides further that to the extent a director or officer of a California corporation has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification authorized by Section 317 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 317.

  The Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Company and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

  The Company believes that it is the position of the Commission that insofar as any of the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Except as set forth in this item, no securities of the Registrant have been sold by the Registrant since January 1, 1994 without registration under the Securities Act.

  In February 1994, the Company sold 900,000 shares of its Series A Preferred Stock for an aggregate purchase price of $4,500,000 to a number of Taiwanese investors and Taiwanese expatriates in the United States. The Company employed the services of a private placement agent to whom it paid a placement fee of 5% in connection with this transaction.

  In March 1995, the Company's subsidiary, ATG Richland Corporation ("ATG Richland"), sold 860,000 shares of its Series A Redeemable Non-Voting Preferred Stock for an aggregate purchase price of $4,300,000 to a number of Taiwanese investors and Taiwanese expatriates in the United States. The Company employed the services of a private placement agent to whom it paid a placement fee of 5% in connection with this transaction.

  In June 1996, ATG Richland sold 990,355 shares of its Series B Redeemable Non-Voting Preferred Stock for an aggregate purchase price of $5,942,130 to a number of Taiwanese investors and Taiwanese expatriates in the United States. The Company employed the services of a private placement agent to whom it paid a placement fee of 5% in connection with this transaction.

  In August 1997, ATG Richland sold 278,936 shares of its Series B Redeemable Non-Voting Preferred Stock for an aggregate purchase price of $1,673,616 to a number of Taiwanese investors and Taiwanese expatriates in the United States. The Company employed the services of a private placement agent to whom it paid a placement fee of 5% in connection with this transaction.

  Since January 1, 1994, the Company has issued options to purchase a total of 1,000,000 shares of its Common Stock to a total of 45 officers, directors and employees of the Company. The exercise price of the foregoing options granted by the Company ranged from $0.10 to $7.50 per share.

  The Company believes that the issuances of preferred stock described above were exempt from the registration requirements of the Securities Act, by virtue of Section 4(2) thereof and/or Regulation S promulgated under the Securities Act ("Regulation S"). The Company believes that the issuances of options described above were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof or because the issuances of such options did not involve the "sale," as such term is defined in Section 2(3) of the Securities Act, of a security.

  In March 1998, the Company sought and received shareholder approval to amend its Articles of Incorporation and those of ATG Richland to modify the terms of the conversion rights attached to the Preferred Stock authorized to be issued by each such entity. The Company did not pay or give, directly or indirectly, any commission or other remuneration in connection with seeking such approval. The Company believes that any offer and sale of Common Stock deemed to occur in connection with the modification of such rights was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof and/or Regulation S.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following exhibits, which are furnished with this Registration Statement, are filed as a part of this Registration Statement:

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   1.1   Form of Underwriting Agreement*
   1.2   Form of Representative's Warrants*
   3.1   Articles of Incorporation of the Company*
   3.2   Bylaws of the Company*
   3.3   Certificate of Amendment of Articles of Incorporation*
   4.1   Specimen Common Stock Certificate*
   5.1   Opinion and Consent of Graham & James LLP*
   9.1   Voting Trust Agreement*
  10.1   Assumption Agreement, dated September 2, 1992, between the Company, as transferee, Tippett-Richardson, as transferor, and Confederation Life
         Insurance Company, as lender*
  10.2   Deed of Trust (Non-Construction) & Assignment of Rents, dated
         September 18, 1997, between the Company, as trustor, First Bancorp, as trustee, and Sanwa Bank California, as beneficiary*
  10.3   Deed of Trust, dated August 5, 1993, between the Company and ATG
         Richland, collectively as trustor, Chicago Title Insurance Company, as trustee, and West One Bank, as beneficiary*
  10.4   Term Loan Agreement, dated September 18, 1997, between the Company and
         Sanwa Bank California*
  10.5   Letter from the Company to Steve Guerrettaz, dated December 2, 1997, regarding terms of employment*
  10.6   Letter from the Company to Fred Feizollahi, dated February 20, 1995, regarding terms of employment*
  10.7   Consultant Agreement, dated as of July 1, 1992, between the Company and Edward Vinecour*
  10.8   Non-Competition Agreement, dated as of July 1, 1992, between the
         Company and Edward Vinecour*
  10.9   Collective Bargaining Agreement between the Company and the
         International Union of Operating Engineers No. 280*

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.10  Form of Stock Purchase Agreement*
  10.11  Continuing Guaranty, dated as of April 19, 1996, provided by Doreen
         Chiu in favor of Sanwa Bank*
  10.12  Continuing Guaranty, dated as of April 19, 1996, provided by Frank
         Chiu in favor of Sanwa Bank*
  10.13  Continuing Guaranty, dated as of May 20, 1997, provided by Doreen Chiu in favor of Safeco Credit Company, Inc.*
  10.14  Continuing Guaranty, dated as of May 20, 1997, provided by Frank Chiu in favor of Safeco Credit Company, Inc.*
  10.15  Small Business Administration (SBA) Guaranty, dated August 6, 1993, provided by Doreen Chiu and Frank Chiu in favor of West One Bank*
  10.16  Guaranty Agreement, dated September 1, 1994, provided by Doreen Chiu and Frank Chiu in favor of Great Western Leasing*
  10.17  Guaranty, dated January 13, 1994, provided by Doreen Chiu and Frank
         Chiu in favor of The CIT Group/Equipment Financing Inc.*
  10.18  Guaranty of Commercial Lease Agreement, dated December 20, 1994, provided by Doreen Chiu and Frank Chiu in favor of California Thrift &
         Loan*
  10.19  Contract No. MGK-SBB-A26602, dated September 5, 1997, awarded to the
         Company by Waste Management Federal Services of Hanford, Inc.*+
  10.20  Purchase Order No. MW6-SBV-357079, dated November 3, 1995, issued to the Company by Westinghouse Hanford Company*+
  10.21  Contract No. DE-AC06-95RL13129, dated January 4, 1995, among the U.S.
         Department of Energy, as the procuring agency, the U.S. Small Business
         Administration, as contractor, and the Company, as subcontractor*+
  10.22  Gasification Vitrification Chamber Purchase and License Agreement,
         dated August 1997, between the Company and Integrated Environmental
         Technologies, LLC*+
  10.23  Purchase Agreement between the Company and Integrated Environmental
         Technologies, LLC*+
  10.24  Technology Transfer Purchase and Royalty Fee Agreement, dated
         September 30, 1997, between the Company and Regent Star Ltd.*+
  10.25  Technology Transfer and Purchase Agreement, dated June 28, 1997, between the Company and Pacific Trading Company*+
  10.26  Contract No. DACW05-98-C-0001, dated September 24, 1997, awarded to the Company by the U.S. Army Corps of Engineers, Sacramento District*+
  10.27  Contract No. DAKF04-92-D-0007, dated February 8, 1991, among the Fort
         Irwin Directorate of Contracting, as the procuring agency, the U.S.
         Small Business Administration, as contractor, and the Company, as subcontractor*+
  10.28  Promissory Note, dated December 31, 1997, provided by the Company to
         Doreen M. Chiu*
  10.29  1998 Stock Ownership Incentive Plan*
  10.30  Employee Stock Purchase Plan*
  10.31  1998 Non-Employee Directors Stock Option Plan*
  10.32  Letter of Credit Agreement, dated March 6, 1998, between the Company and Sanwa Bank California*
  10.33  Continuing Guaranty, dated as of March 6, 1998, provided by Doreen M.
         Chiu in favor of Sanwa Bank California*

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  10.34  Continuing Guaranty, dated as of March 6, 1998, provided by Frank Y.
         Chiu in favor of Sanwa Bank California*
  10.35  Indemnity Agreement, dated August 12, 1992, made and entered into by
         Doreen M. Chiu, Frank Y. Chiu, the Company and National Safety
         Consultants, Inc. in favor of ACTSTAR Insurance Company*
  10.36  Continuing Agreement of Indemnity--Contractors' Form, dated March 19,
         1998, made and entered into by Doreen M.Chiu, Frank Y. Chiu and the
         Company for the benefit of Reliance Insurance Company, United Pacific
         Insurance Company, Reliance National Indemnity Company and Reliance
         Surety Company*
  10.37  Purchase Order, dated February 10, 1996, issued by the Company to
         ToxGon Corporation*+
  11.1   Statement regarding computation of earnings per share*
  16.1   Letter regarding change in certifying accountant*
  21.1   List of Subsidiaries of Registrant*
  23.1   Consent of Graham & James LLP (included in its opinion filed as
         Exhibit 5.1 hereto)*
  23.2   Consent of Coopers & Lybrand L.L.P.
  24.1   Power of Attorney (included in signature page)*
  27.1   Financial Data Schedule*
  99.1   Consent of Andrew C. Kadak*
  99.2   Consent of Earl E. Gjelde*
  99.3   Consent of William M. Hewitt*
  99.4   Consent of Steven J. Guerrettaz*
  99.5   Consent of Yasushi Chikagami*

---------------------
* Previously filed.

+ Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act.

  (b) The following financial statement schedule is included herein:

                                                                            PAGE
                                                                            ----
   Schedule II--Valuation and Qualifying Accounts.......................... S-2

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 6, 1998.

                                          ATG INC.

                                                     /s/ Frank Y. Chiu
                                          By: _________________________________
                                                       Frank Y. Chiu
                                                  Executive Vice-President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

         /s/ Doreen M. Chiu          Chairman, Chief Executive       May 6, 1998
____________________________________  Officer and President
           Doreen M. Chiu             (Principal Executive
                                      Officer)

      /s/ Steven J. Guerrettaz       Chief Financial Officer         May 6, 1998
____________________________________  (Principal Financial and
        Steven J. Guerrettaz          Accounting Officer)

        /s/ Frank Y. Chiu            Director                        May 6, 1998
____________________________________
           Frank Y. Chiu

      /s/ Edward L. Vinecour         Director                        May 6, 1998
____________________________________
         Edward L. Vinecour

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   1.1   Form of Underwriting Agreement*
   1.2   Form of Representative's Warrants*
   3.1   Articles of Incorporation of the Company*
   3.2   Bylaws of the Company*
   3.3   Certificate of Amendment of Articles of Incorporation*
   4.1   Specimen Common Stock Certificate*
   5.1   Opinion and Consent of Graham & James LLP*
   9.1   Voting Trust Agreement*
  10.1   Assumption Agreement, dated September 2, 1992, between the Company, as transferee, Tippett-Richardson, as transferor, and Confederation Life
         Insurance Company, as lender*
  10.2   Deed of Trust (Non-Construction) & Assignment of Rents, dated
         September 18, 1997, between the Company, as trustor, First Bancorp, as trustee, and Sanwa Bank California, as beneficiary*
  10.3   Deed of Trust, dated August 5, 1993, between the Company and ATG
         Richland, collectively as trustor, Chicago Title Insurance Company, as trustee, and West One Bank, as beneficiary*
  10.4   Term Loan Agreement, dated September 18, 1997, between the Company and
         Sanwa Bank California*
  10.5   Letter from the Company to Steve Guerrettaz, dated December 2, 1997, regarding terms of employment*
  10.6   Letter from the Company to Fred Feizollahi, dated February 20, 1995, regarding terms of employment*
  10.7   Consultant Agreement, dated as of July 1, 1992, between the Company and Edward Vinecour*
  10.8   Non-Competition Agreement, dated as of July 1, 1992, between the
         Company and Edward Vinecour*
  10.9   Collective Bargaining Agreement between the Company and the
         International Union of Operating Engineers No. 280*
  10.10  Form of Stock Purchase Agreement*
  10.11  Continuing Guaranty, dated as of April 19, 1996, provided by Doreen
         Chiu in favor of Sanwa Bank*
  10.12  Continuing Guaranty, dated as of April 19, 1996, provided by Frank
         Chiu in favor of Sanwa Bank*
  10.13  Continuing Guaranty, dated as of May 20, 1997, provided by Doreen Chiu in favor of Safeco Credit Company, Inc.*
  10.14  Continuing Guaranty, dated as of May 20, 1997, provided by Frank Chiu in favor of Safeco Credit Company, Inc.*
  10.15  Small Business Administration (SBA) Guaranty, dated August 6, 1993, provided by Doreen Chiu and Frank Chiu in favor of West One Bank*
  10.16  Guaranty Agreement, dated September 1, 1994, provided by Doreen Chiu and Frank Chiu in favor of Great Western Leasing*
  10.17  Guaranty, dated January 13, 1994, provided by Doreen Chiu and Frank
         Chiu in favor of The CIT Group/Equipment Financing Inc.*
  10.18  Guaranty of Commercial Lease Agreement, dated December 20, 1994, provided by Doreen Chiu and Frank Chiu in favor of California Thrift &
         Loan*
  10.19  Contract No. MGK-SBB-A26602, dated September 5, 1997, awarded to the
         Company by Waste Management Federal Services of Hanford, Inc.*+

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.20  Purchase Order No. MW6-SBV-357079, dated November 3, 1995, issued to the Company by Westinghouse Hanford Company*+
  10.21  Contract No. DE-AC06-95RL13129, dated January 4, 1995, among the U.S.
         Department of Energy, as the procuring agency, the U.S. Small Business
         Administration, as contractor, and the Company, as subcontractor*+
  10.22  Gasification Vitrification Chamber Purchase and License Agreement,
         dated August 1997, between the Company and Integrated Environmental
         Technologies, LLC*+
  10.23  Purchase Agreement between the Company and Integrated Environmental
         Technologies, LLC*+
  10.24  Technology Transfer Purchase and Royalty Fee Agreement, dated
         September 30, 1997, between the Company and Regent Star Ltd.*+
  10.25  Technology Transfer and Purchase Agreement, dated June 28, 1997, between the Company and Pacific Trading Company*+
  10.26  Contract No. DACW05-98-C-0001, dated September 24, 1997, awarded to the Company by the U.S. Army Corps of Engineers, Sacramento District*+
  10.27  Contract No. DAKF04-92-D-0007, dated February 8, 1991, among the Fort
         Irwin Directorate of Contracting, as the procuring agency, the U.S.
         Small Business Administration, as contractor, and the Company, as subcontractor*+
  10.28  Promissory Note, dated December 31, 1997, provided by the Company to
         Doreen M. Chiu*
  10.29  1998 Stock Ownership Incentive Plan*
  10.30  Employee Stock Purchase Plan*
  10.31  1998 Non-Employee Directors Stock Option Plan*
  10.32  Letter of Credit Agreement, dated March 6, 1998, between the Company and Sanwa Bank California*
  10.33  Continuing Guaranty, dated as of March 6, 1998, provided by Doreen M.
         Chiu in favor of Sanwa Bank California*
  10.34  Continuing Guaranty, dated as of March 6, 1998, provided by Frank Y.
         Chiu in favor of Sanwa Bank California*
  10.35  Indemnity Agreement, dated August 12, 1992, made and entered into by
         Doreen M. Chiu, Frank Y. Chiu, the Company and National Safety
         Consultants, Inc. in favor of ACTSTAR Insurance Company*
  10.36  Continuing Agreement of Indemnity--Contractors' Form, dated March 19,
         1998, made and entered into by Doreen M.Chiu, Frank Y. Chiu and the
         Company for the benefit of Reliance Insurance Company, United Pacific
         Insurance Company, Reliance National Indemnity Company and Reliance
         Surety Company*
  10.37  Purchase Order, dated February 10, 1996, issued by the Company to
         ToxGon Corporation*+
  11.1   Statement regarding computation of earnings per share*
  16.1   Letter regarding change in certifying accountant*
  21.1   List of Subsidiaries of Registrant*
  23.1   Consent of Graham & James LLP (included in its opinion filed as
         Exhibit 5.1 hereto)*
  23.2   Consent of Coopers & Lybrand L.L.P.

 EXHIBIT
 NUMBER                EXHIBIT DESCRIPTION
 -------               -------------------
  24.1   Power of Attorney (included in signature page)*
  27.1   Financial Data Schedule*
  99.1   Consent of Andrew C. Kadak*
  99.2   Consent of Earl E. Gjelde*
  99.3   Consent of William M. Hewitt*
  99.4   Consent of Steven J. Guerrettaz*
  99.5   Consent of Yasushi Chikagami*

---------------------
* Previously filed.

+ Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act.